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                                                                    Exhibit 32.2

                                  CERTIFICATION
                 Pursuant to 18 United States Code 'SS' 1350

     The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 of General Chemical Industrial Products Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      /s/  DeLyle W. Bloomquist
                                      ------------------------------------------
                                      DeLyle W. Bloomquist
                                      President and Chief Executive Officer

August 14, 2003

     A signed original of this written statement required by Section 906 has been provided to General Chemical Industrial Products Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.